Company Contact:	Investor Contact:
AboveNet, Inc.	Lippert/Heilshorn & Associates, Inc
Jeffrey Garte	Jody Burfening
Vice President, Finance	212-838-3777
914-421-6700	jburfening@lhai.com
jgarte@above.net

AboveNet Reports First Quarter 2012 Adjusted EBITDA of $58.5 Million

on Revenue of $127.7 Million

White Plains, N.Y., May 9, 2012 — AboveNet, Inc. (NYSE: ABVT), a leading provider of high bandwidth connectivity solutions, announced results for the first quarter ended March 31, 2012.

“We delivered a solid first quarter, increasing revenue by 5.0% sequentially and 11.6% year-over-year and posting a 45.8% Adjusted EBITDA margin. During the quarter, we maintained effective execution, further leveraging our unique and extensive bandwidth infrastructure assets,” said Bill LaPerch, Chief Executive Officer of AboveNet. “In particular, we posted another strong quarter for our WAN services reflecting growing customer interest in our end-to-end connectivity both within and between our metro markets. Demand for our next-generation Ethernet services remains robust as more enterprise customers consume larger amounts of bandwidth, outsource their IT infrastructure and migrate from legacy networks.”

First Quarter 2012 Highlights

•	Revenue for the first quarter of 2012 was $127.7 million, an 11.6% increase from $114.4 million for the first quarter of 2011.
•	Revenue from domestic WAN services for the first quarter of 2012 was $30.1 million, an increase of 33.2% over $22.6 million for the first quarter of the prior year. Revenue from domestic metro services for the first quarter of 2012 totaled $35.2 million, an increase of 12.1% from $31.4 million for the first quarter of 2011.
•	Adjusted EBITDA for the first quarter of 2012 was $58.5 million, compared to $51.5 million for the first quarter of 2011.
•	Cash used for capital expenditures for the first quarter of 2012 was $41.2 million, compared to $31.1 million for the first quarter of last year.
•	Cash and cash equivalents at March 31, 2012 were $120.7 million, compared to $118.4 million at December 31, 2011.

Financial Results for the Three Months Ended March 31, 2012

Revenue for the first quarter of 2012 was $127.7 million, an 11.6% increase from $114.4 million for the first quarter of 2011. Revenue included contract termination revenue of $0.7 million for the first quarter of 2012, compared to $2.1 million for the first quarter of 2011. Also included in revenue was equipment sales of $2.5 million for the first quarter of 2012, compared to $2.4 million for the first quarter of 2011. Excluding contract termination revenue and equipment sales from each period, revenue would have been $124.5 million for the first quarter of 2012 and $109.9 million for the first quarter of 2011, an increase of $14.6 million, or 13.3%.

For the first quarter of 2012, revenue from domestic operations was $115.1 million, compared to $103.8 million for the first quarter of last year. Revenue from domestic WAN services for the first quarter of 2012 was $30.1 million, an increase of 33.2% from $22.6 million for the first quarter of 2011. Revenue from domestic metro services for the first quarter of 2012 totaled $35.2 million, up 12.1% from $31.4 million for the first quarter of 2011. Revenue from domestic fiber infrastructure services for the first quarter of 2012 totaled $46.5 million, an increase of 3.1% from $45.1 million for the first quarter of the prior year. Revenue from our foreign operations, primarily in the U.K., for the first quarter of 2012 was $12.6 million, an increase of 18.9% from $10.6 million for the first quarter of 2011. This increase is primarily due to the increase in volume of services provisioned, which was partially offset by a 1.9% decrease in the translation rate due to the strengthening of the U.S. dollar against the British pound in the three months ended March 31, 2012 compared to the three months ended March 31, 2011.

Costs of revenue for the first quarter of 2012 were $43.9 million, an increase of 9.2% over $40.2 million for the first quarter of the prior year. The increase in costs of revenue primarily reflects increases in third party network costs, co-location expenses, payroll-related expenses, installation costs, right of way expenses and long haul expenses. Selling, general and administrative expenses for the first quarter of 2012 were $32.0 million, an increase of 7.4% from $29.8 million for the first quarter of last year. This increase is primarily a result of higher professional fees, commissions paid to third party sales agents and computer maintenance expenses. Depreciation and amortization expense for the first quarter of 2012 was $20.7 million, compared to $18.3 million for the three months ended March 31, 2011. This increase in depreciation and amortization was primarily attributable to additions of property and equipment for the three months ended March 31, 2012 and the full period effect of depreciation on property and equipment placed into service in 2011.

Operating income for the first quarter of 2012 was $31.1 million, an increase from $26.1 million for the first quarter of 2011, reflecting the changes in the components of operating income discussed above. Net income for the first quarter of 2012 was $18.4 million, or $0.68 per diluted share, compared to $14.5 million, or $0.54 per diluted share, for the first quarter of the prior year. Through March 31, 2012, the Company purchased 41,157 shares pursuant to its previously approved $200.0 million stock repurchase program at a cost of $2.7 million, of which 11,700 shares were purchased during the three months ended March 31, 2012 at an aggregate cost of $0.8 million. The provision for income taxes, which is substantially non-cash, was $12.4 million in the first quarter of 2012 and $9.7 million in the first quarter for 2011. The provision for income taxes for each of the three months ended March 31, 2012 and 2011 was calculated at the effective tax rate based upon the pre-tax book income (adjusted for permanent differences in both the U.S. and the U.K.), plus a provision for certain capital-based state taxes of $0.5 million.

Adjusted EBITDA for the first quarter of 2012 was $58.5 million, compared to $51.5 million for the first quarter of last year. Adjusted EBITDA Margin for the first quarter of 2012 was 45.8%, compared to 45.0% for the first quarter of 2011.

Guidance

The Company is affirming full year 2012 revenue guidance in the range of $515 million - $525 million. The Company’s guidance for its projected Adjusted EBITDA Margin for the full year 2012 is expected to be approximately in line with the full year 2011 actual Adjusted EBITDA Margin. The Company’s guidance for full year 2012 cash used for capital expenditures is expected to be in the range of $155 million - $165 million. Management stated that Adjusted EBITDA is expected to exceed cash used for capital expenditures in full year 2012.

Merger Agreement with Zayo Group, LLC

On March 18, 2012, AboveNet entered into an Agreement and Plan of Merger with Zayo Group, LLC and Voila Sub, Inc. pursuant to which Zayo will acquire AboveNet for approximately $2.2 billion. The Merger Agreement was unanimously approved by the Company’s Board of Directors. On June 5, 2012, the Company will hold a special meeting for AboveNet shareholders to vote on the proposed acquisition of the Company by Zayo. The parties anticipate that the acquisition will close in mid-2012.

No Conference Call

Because of the pending acquisition, AboveNet will not conduct a conference call to discuss its first quarter 2012 results and its outlook for 2012.

Non-GAAP Financial Measures

“Adjusted EBITDA” is defined as net income before provision for (benefit from) income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, income/loss from discontinued operations, gain/loss on asset dispositions, depreciation and amortization, and non-cash stock-based compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. Rather, Adjusted EBITDA and Adjusted EBITDA Margin are measures of operating performance that investors may consider in addition to such measures.  AboveNet’s management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings. AboveNet’s management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes.  AboveNet’s management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company’s operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management’s assessment of ongoing operations and as a measure for performance-based compensation. However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein. For example, since 2009 the definition of adjusted EBITDA in the Company’s incentive cash bonus plan has excluded certain customer termination revenue. Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies. The Company also reviews revenue, net of contract termination revenue and revenue, net of contract termination revenue and equipment sales as well as revenue in local currency. Revenue, net of contract termination revenue shows the change in the Company’s recurring revenue from period to period excluding the impact of non-recurring contract termination revenue. Revenue, net of contract termination revenue and equipment sales shows the change in the Company’s recurring revenue from period to period excluding the impact of non-recurring contract termination revenue and equipment sales. Revenue in local currency shows the changes of foreign subsidiary revenue without the impact of currency fluctuations. Management believes these non-GAAP metrics provide helpful insight into revenue trends.

About AboveNet, Inc.

AboveNet, Inc. is a leading provider of high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. and European markets. AboveNet’s network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.

Important Information

In connection with the proposed merger, the Company has filed a definitive proxy statement with the SEC. The definitive proxy statement contains information about the Company, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders can obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website at www.sec.gov or, without charge, from the Company’s website at www.above.net or by directing a request to AboveNet, Inc., 360 Hamilton Avenue, White Plains, New York 10601.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the Company’s directors and executive officers is available in the Company’s 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials the Company filed with the SEC.

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain the Company’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals, industry competition, pricing and macro-economic conditions and the Company’s financial and operating prospects. The Company’s business could be materially adversely affected and the trading price of the Company’s common stock could decline if these risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect the Company’s business and future financial results is included in the Company’s SEC filings, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequently filed Quarterly Report on Form 10-Q. We discuss certain non-GAAP financial measures in this press release and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share information)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$120.7	$118.4
Restricted cash and cash equivalents	3.8	4.7
Accounts receivable, net of allowances for doubtful accounts of $2.5 and $2.6 at March 31, 2012 and December 31, 2011, respectively	42.4	35.7
Prepaid costs and other current assets	18.9	14.2
Total current assets	185.8	173.0

Property and equipment, net of accumulated depreciation and amortization of $371.5 and $353.9 at March 31, 2012 and December 31, 2011, respectively	635.6	611.5
Deferred tax assets	99.2	110.7
Other assets	15.1	15.8
Total assets	$935.7	$911.0

LIABILITIES:
Current liabilities:
Accounts payable	$9.5	$10.7
Accrued expenses	78.8	76.8
Deferred revenue - current portion	29.0	30.0
Total current liabilities	117.3	117.5

Note payable	55.0	55.0
Deferred revenue	78.0	79.3
Other long-term liabilities	11.7	11.3
Total liabilities	262.0	263.1

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Junior preferred stock, 500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Common stock, 200,000,000 shares authorized, $0.01 par value, 26,939,102 issued and 26,266,494 outstanding at March 31, 2012 and 26,914,108 issued and 26,255,173 outstanding at December 31, 2011	0.3	0.3
Additional paid-in capital	364.5	357.7
Treasury stock at cost, 672,608 and 658,935 shares at March 31, 2012 and December 31, 2011, respectively	(25.9)	(25.0)
Accumulated other comprehensive loss	(8.1)	(9.6)
Retained earnings	342.9	324.5
Total shareholders’ equity	673.7	647.9
Total liabilities and shareholders’ equity	$935.7	$911.0

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share information)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue	$127.7	$114.4

Costs of revenue (excluding depreciation and amortization, shown separately below, and including provisions for impairment of $0.1 for the three months ended March 31, 2012)	43.9	40.2
Selling, general and administrative expenses	32.0	29.8
Depreciation and amortization	20.7	18.3

Operating income	31.1	26.1

Other income (expense):
Interest expense	(1.1)	(1.2)
Other income (expense), net	0.8	(0.7)

Income before income taxes	30.8	24.2

Provision for income taxes	12.4	9.7

Net income	$18.4	$14.5

Income per share, basic:
Basic net income per share	$0.70	$0.56

Weighted average number of common shares	26,259,337	25,803,904

Income per share, diluted:
Diluted net income per share	$0.68	$0.54

Weighted average number of common shares	27,106,731	26,772,811

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows provided by operating activities:
Net income	$18.4	$14.5
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	20.7	18.3
Provisions for impairment	0.1	—
Non-cash stock-based compensation expense for restricted stock units	6.7	7.0
Non-cash stock-based compensation expense for employee stock purchase plan	—	0.1
Provision for bad debts	0.4	0.1
Change in deferred tax assets	11.9	9.5
Changes in operating working capital:
Accounts receivable	(6.9)	(3.9)
Prepaid costs and other current assets	(1.2)	2.7
Other assets	0.7	1.8
Accounts payable	1.0	(1.8)
Accrued expenses	(5.8)	(2.2)
Deferred revenue	(2.6)	(5.5)
Other long-term liabilities	0.6	0.7
Net cash provided by operating activities	44.0	41.3

Cash flows used in investing activities:
Proceeds from sales of property and equipment	0.2	—
Purchases of property and equipment	(41.2)	(31.1)
Net cash used in investing activities	(41.0)	(31.1)

Cash flows used in financing activities:
Proceeds from exercise of options to purchase shares of common stock	0.1	0.1
Change in restricted cash and cash equivalents	0.9	(1.0)
Purchase of treasury stock	(0.9)	(0.3)
Principal payment - capital lease obligation	(0.2)	(0.2)
Proceeds from borrowing under $250 Million Secured Revolving Credit Facility, net of certain debt issuance costs	—	50.0
Debt issuance costs	—	(0.5)
Principal payment - note payable	—	(49.7)
Net cash used in financing activities	(0.1)	(1.6)
Effect of exchange rates on cash	(0.6)	0.4
Net increase in cash and cash equivalents	2.3	9.0
Cash and cash equivalents, beginning of period	118.4	61.6
Cash and cash equivalents, end of period	$120.7	$70.6

Supplemental cash flow information:
Cash paid for interest	$0.6	$0.6
Cash paid for income taxes	$1.3	$1.1

ABOVENET, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Reconciliation of Net Income to Adjusted EBITDA

NET INCOME	$18.4	$14.5
Interest expense	1.1	1.2
Other (income) expense, net	(0.8)	0.7
Provision for income taxes	12.4	9.7

OPERATING INCOME	31.1	26.1

Depreciation and amortization	20.7	18.3
Non-cash stock-based compensation	6.7	7.1

Adjusted EBITDA	$58.5	$51.5

Calculation of Adjusted EBITDA Margin

Adjusted EBITDA	$58.5	$51.5
Revenue	$127.7	$114.4
Adjusted EBITDA Margin	45.8%	45.0%

Reconciliation of Revenue to Revenue, Net of Contract Termination Revenue and Equipment Sales

Revenue	$127.7	$114.4
Less: Contract Termination Revenue	(0.7)	(2.1)

Revenue, Net of Contract Termination Revenue	127.0	112.3
Less: Equipment Sales	(2.5)	(2.4)

Revenue, Net of Contract Termination Revenue and Equipment Sales	$124.5	$109.9